EXHIBIT 99.1



      APTIMUS COMPLETES A $2.75 MILLION PRIVATE PLACEMENT INVESTMENT WITH
           APEX CAPITAL, LLC AND SPECIAL SITUATIONS TECHNOLOGY FUNDS



SAN FRANCISCO, CA--Cecember 5, 2003 -- Aptimus, Inc. (OTC BB: APTM), a leading provider of performance-based marketing services, announced today that it has closed a $2.75 million private placement of its common stock at $3.55 per share. Investment funds managed by Apex Capital, LLC and Special Situations Technology Funds were the investors in the private placement.

"This investment from two highly respected long-term investment firms will help the company continue the positive momentum we have developed over the last two years under our network model," said Tim Choate, President and Chief Executive Officer of Aptimus.

The shares sold in this private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. However, Aptimus has agreed to file a registration statement for the resale of the shares of the common stock. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

On November 17, 2003, the Company issued financial guidance for 2004



CONTACT: John Wade, Chief Financial Officer of Aptimus, Inc., +1-415-896-2123, ext. 245, or johnw@aptimus.com


About Aptimus, Inc.

Aptimus (www.aptimus.com) is a leading provider of performance-based marketing services. Aptimus enables marketers to present their offers across a broad audience of web site and email distribution channels, paying only for the results they achieve on a cost per click, cost per lead, cost per acquisition, percentage of sales, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their exact objectives 100% of the time. At the core of Aptimus'
network platform is a proprietary, patent-pending technology and direct marketing approach called Dynamic Revenue OptimizationTM, which automatically determines on a real-time basis the best marketer offers for promotion on each distribution partner's web site and in each email sent. The technology is designed to optimize results for Aptimus' marketer clients by placing the right offers in front of the right customers, while maximizing revenues for Aptimus' web site partners. The Company's primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus' current clients include many of the top 500 direct marketers, such as Procter & Gamble, Kraft Foods/Gevalia, Hewlett Packard, IBM and Forbes. Aptimus web site distribution partners include a broad cross-section of the Internet from CNET Networks to BlackPlanet.com. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the Company's website at www.aptimus.com.

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the Company's future success, the continuing nature of the company's business and revenue momentum, the adequacy of the Company's cash reserves, the


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timing and ability of the Company to achieve  profitability,  if at all, and the viability of its network approach to direct marketing. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation,
fluctuation  of  the  Company's  operating  results,   the  ability  to  compete
successfully, the ability of the Company to maintain current client and distribution partner relationships and attract new ones, and the ability to integrate acquired companies. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the Company's Annual Report on Form 10-K, dated March 31, 2003, and in other periodic reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.